UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1 )

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☐	Soliciting Materials Pursuant to Section 240.14a-12

ENZON PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REVISED PRELIMINARY CONSENT REVOCATION STATEMENT—SUBJECT TO COMPLETION

CONSENT REVOCATION STATEMENT

685 Route 202/206
Bridgewater, New Jersey 08807
(908) 541-8600

CONSENT REVOCATION STATEMENT
BY THE BOARD OF DIRECTORS OF ENZON PHARMACEUTICALS, INC.
IN OPPOSITION TO
A CONSENT SOLICITATION BY
DELLACAMERA CAPITAL MANAGEMENT, LLC
AND CERTAIN OF ITS AFFILIATES

          This Consent Revocation Statement and the accompanying WHITE consent revocation card are furnished by the Board of Directors (the “Board”) of Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the holders of outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in connection with the Board’s solicitation of revocations in opposition to a solicitation of written stockholder consents (the “DellaCamera Consent Solicitation”) by DellaCamera Capital Master Fund, Ltd., DellaCamera Capital Fund, Ltd., DellaCamera Capital Management, LLC, Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato (collectively, and together with Richard Mansouri, the “DellaCamera Group”).

          On April 22, 2009, the DellaCamera Group publicly announced its intention to solicit written consents from the Company’s stockholders to (i) amend Article V, Section 5.2 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to permit the Company’s stockholders to remove the Company’s Chief Executive Officer and/or President from such office(s) and any and all other officer’s positions he or she holds by the approval of the holders of a majority of all shares of Common Stock then outstanding, (ii) remove Jeffrey H. Buchalter as the Company’s Chief Executive Officer and President and from any and all officer’s positions that he holds with the Company and (iii) amend Article XIII of the Bylaws to require the unanimous vote of all directors in order for the Board to amend Article V, Section 5.2 or Article XIII of the Bylaws.

          The Company believes that the attempt by the DellaCamera Group to remove from office the Company’s Chief Executive Officer and President through the DellaCamera Consent Solicitation violates Delaware law, and is therefore unlawful and invalid. On April 28, 2009, the Company filed a lawsuit in the Delaware Court of Chancery against the members of the DellaCamera Group. On May 7, 2009, the DellaCamera Group entered into a stipulation pursuant to which it agreed that if any of the DellaCamera Group’s proposals are approved by stockholders, the proposal will have no effect until its validity is determined by the Court. For additional information concerning this lawsuit, see “Certain Legal Proceedings.”

          The Board, which, with the sole exception of Mr. Buchalter, is composed entirely of independent directors, believes that the DellaCamera Consent Solicitation constitutes an unlawful, disruptive and unnecessary intrusion into one of the Board’s most fundamental rights under Delaware law—the right to hire and fire the Company’s senior executive officers. The Board, which is intimately familiar with the Company’s operations, is in the best position to evaluate the performance of the Company’s Chief Executive Officer and/or President and to reach conclusions as to his or her retention, supervision and removal. In the Board’s opinion, permitting stockholders to remove the Company’s Chief Executive Officer and President would severely undermine the Board’s ability to effectively manage the business and affairs of the Company.

          Moreover, the Board believes that Mr. Buchalter is the right person to lead the Company at this time and that his removal as Chief Executive Officer and President would be to the serious detriment of the Company and its stockholders. Mr. Buchalter has led the Company through a significant transformation and the Board believes that Mr. Buchalter has positioned the Company for future growth. Mr. Buchalter also plays an integral role in the planning and execution of the Company’s long-term strategic plan, which the Board believes will deliver significant long-term value to all stockholders. The search for a qualified replacement—the DellaCamera Group proposes no candidates to replace Mr. Buchalter—could take several months or longer, particularly in light of the expected difficulty in attracting qualified candidates willing to serve with the uncertainty of the constant threat of removal by stockholders. At this critical time in the implementation of the Company’s long-term strategic plan, forcing the Company to operate for any period of time without its senior executive officer would place it at a considerable disadvantage.

          THE BOARD UNANIMOUSLY OPPOSES THE DELLACAMERA CONSENT SOLICITATION. THE BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND BELIEVES THAT THE DELLACAMERA CONSENT SOLICITATION IS UNLAWFUL, UNNECESSARY AND HIGHLY DISRUPTIVE.

          THE BOARD URGES YOU NOT TO SIGN ANY BLUE CONSENT CARDS SENT TO YOU BY THE DELLACAMERA GROUP BUT INSTEAD TO SIGN, DATE AND RETURN THE WHITE CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

          If you have previously signed and returned the DellaCamera Group’s blue consent card, you have every right to change your mind and revoke your consent. Whether or not you have signed a blue consent card, the Board urges you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed WHITE consent revocation card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a WHITE consent revocation card will not have any legal effect if you have not previously submitted a blue consent card, it will help the Company keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a WHITE consent revocation card. PLEASE ACT TODAY.

          If your shares are held in “street name,” only your broker or your banker can vote your shares. Accordingly, you may either sign, date and mail the enclosed WHITE consent revocation card or contact the person responsible for your account and instruct him or her to submit a WHITE consent revocation card on your behalf today.

          On [●], 2009, the DellaCamera Group sent a notice to the Company requesting that the Board set a record date for the DellaCamera Consent Solicitation. In accordance with Delaware law and the Bylaws, on [●], 2009, the Board set [●], 2009 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the DellaCamera Consent Solicitation. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the DellaCamera Consent Solicitation.

          This Consent Revocation Statement and the enclosed WHITE consent revocation card are first being mailed to stockholders on or about [●], 2009.

          If you have any questions about giving your consent revocation or require assistance, please contact the firm assisting the Company in the solicitation of consent revocations:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Call Toll Free: (800) 967-4604
Banks and Brokerage Firms Call Collect: (212) 269-5550
enzoninfo@dfking.com

Important Notice Regarding the Availability of the Consent Revocation Statement

          The Consent Revocation Statement is available at http://investor.enzon.com/proxy.cfm.

ii

iii

REVISED PRELIMINARY CONSENT REVOCATION STATEMENT—SUBJECT TO COMPLETION

FORWARD-LOOKING STATEMENTS

          This Consent Revocation Statement contains “forward-looking statements,” which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to:

•	The risk that the Company will not achieve success in its research and development efforts, including clinical trials conducted by it or by its collaborative partners.

•	The risk that the Company will continue to experience operating losses for the next several years.

•

The risk that there will be a decline in sales of one or more of the Company’s marketed products or products sold by others from which the Company derives royalty revenues. Such sales declines could result from increased competition, loss of patent protection, pricing, supply shortages and/or regulatory constraints.

•

The risk that the Company will be unable to obtain critical compounds used in the manufacture of its products at economically feasible prices or at all or that one of its key suppliers will experience manufacturing problems or delays.

•

Decisions by regulatory authorities regarding whether and when to approve the Company’s regulatory applications as well as their decisions regarding labeling and other matters that could affect the commercial potential of the Company’s products or developmental products.

•

The risk that the Company’s internal manufacturing will experience failures in production, facility inspections or approvals that result in increased costs, delays in product manufacturing, product recalls or a delay in the Company’s ability to complete the consolidation of its manufacturing facilities.

•	The risk that the Company will fail to obtain adequate financing to meet its future capital and financing needs.

•	The risk that key personnel will leave the Company.

          A more detailed discussion is contained in the section captioned “Risk Factors” in Item 1A, Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in other documents filed by the Company with the Securities and Exchange Commission (“SEC”). These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. Except as required by applicable law, all information contained herein is as of the date of this Consent Revocation Statement and the Company does not intend to update this information.

DESCRIPTION OF THE DELLACAMERA CONSENT SOLICITATION

          As set forth in its consent solicitation materials filed with the SEC, the DellaCamera Group is soliciting written consents in favor of the following three proposals (collectively, the “DellaCamera Proposals”):

1.

to amend Article V, Section 5.2 of the Bylaws to permit the Company’s stockholders to remove the Company’s Chief Executive Officer and/or President from such office(s) and any other officer’s positions he or she holds by the approval of the holders of a majority of all shares of Common Stock then outstanding (“Proposal 1”);

2.

upon the effectiveness of Proposal 1, to remove Jeffrey H. Buchalter as Chief Executive Officer and President of the Company and from any and all officer’s positions he holds with the Company (“Proposal 2”); and

3.

upon the effectiveness of Proposal 1, to amend Article XIII of the Bylaws to require the unanimous vote of all directors in order for the Board to amend Section 5.2 of the Bylaws or to amend the amendment to Article XIII (“Proposal 3”).

          The DellaCamera Group has stated that Proposal 2 and Proposal 3 are conditioned upon the approval by the Company’s stockholders of Proposal 1.

          The DellaCamera Proposals are designed to permit stockholders to remove the Company’s current Chief Executive Officer and President, Jeffrey H. Buchalter, and give stockholders a continuing right to remove any future Chief Executive Officer and/or President for any reason or no reason. The Board believes that the DellaCamera Proposals constitute an unlawful, disruptive and unnecessary intrusion into one of the Board’s most fundamental rights under Delaware law—the right to hire and fire the Company’s senior executive officers.

          The Company believes that the attempt by the DellaCamera Group to remove from office the Company’s Chief Executive Officer and President through the DellaCamera Consent Solicitation violates Delaware law, and is therefore unlawful and invalid. On April 28, 2009, the Company filed a lawsuit in the Delaware Court of Chancery against the members of the DellaCamera Group. On May 7, 2009, the DellaCamera Group entered into a stipulation pursuant to which it agreed that if any of the DellaCamera Proposals are approved by stockholders, the proposal will have no effect until its validity is determined by the Court. For additional information concerning this lawsuit, see “Certain Legal Proceedings.”

          The Board believes that the Company and its stockholders’ interests will be best served if the Board continues to have the sole authority to select and remove the Company’s senior executive officers. The Board believes that it is in the best position to evaluate the performance of the Company’s executive officers and to decide if and when changes are required. The Board also strongly supports Mr. Buchalter. Therefore, the Board is soliciting the revocation of any consent that may have been given in response to the DellaCamera Consent Solicitation.

          THE BOARD UNANIMOUSLY OPPOSES THE DELLACAMERA CONSENT SOLICITATION. THE BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND BELIEVES THAT THE DELLACAMERA CONSENT SOLICITATION IS UNLAWFUL, UNNECESSARY AND HIGHLY DISRUPTIVE.

          THE BOARD URGES YOU NOT TO SIGN ANY BLUE CONSENT CARDS SENT TO YOU BY THE DELLACAMERA GROUP, BUT INSTEAD TO SIGN, DATE AND RETURN THE WHITE CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

          If you have previously signed and returned the DellaCamera Group’s blue consent card, you have every right to change your mind and revoke your consent. Whether or not you have signed a blue consent card, the Board urges you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed WHITE consent revocation card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a WHITE consent revocation card will not have any legal effect if you have not previously submitted a blue consent card, it will help the Company keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a WHITE consent revocation card. PLEASE ACT TODAY.

REASONS TO REJECT THE DELLACAMERA CONSENT SOLICITATION

          In connection with the DellaCamera Consent Solicitation, the Board urges the Company’s stockholders to consider the following points carefully:

1.	The Board believes that the DellaCamera Proposals are unlawful under Delaware law and contravene a fundamental right of the Board.

•

The Board believes that the DellaCamera Proposals are unlawful under the Delaware General Corporation Law (the “DGCL”), specifically Section 141(a), which provides that “[t]he business and affairs of [a Delaware corporation] shall be managed by or under the direction of the Board of Directors,” and Section 142(b), which does not provide a right for stockholders to remove corporate officers.

2.	The Board believes that the DellaCamera Proposals are unnecessary and disruptive.

•

The Board continually reviews the Company’s performance and prospects and believes that the Company’s current strategy is the right one to deliver long-term stockholder value. Subsequent to the public announcement of the DellaCamera Consent Solicitation, the Board affirmed its unanimous support for Mr. Buchalter and believes that he and the Company’s senior management team have been vital to positioning the Company for future growth.

•

The Board can remove Mr. Buchalter from his positions as the Company’s Chief Executive Officer and President at any time if it feels that such action would be in the best interests of the Company and its stockholders; no vote of stockholders would be necessary.

•

From a corporate governance perspective, the Board believes that the DellaCamera Proposals are ill-advised and lack a sound basis. It is the Board that is intimately familiar with the Company’s operations and is in the best position to evaluate the performance of the Company’s Chief Executive Officer and/or President and reach conclusions as to his or her retention, supervision and removal.

3.	Two new, independent directors will join the Board at the 2009 Annual Meeting.

•

On January 29, 2009, the Company announced that Dr. Alexander J. Denner and Professor Richard C. Mulligan had been nominated by the Board for election at the Company’s 2009 annual meeting of stockholders (the “2009 Annual Meeting”). The 2009 Annual Meeting is scheduled to be held very shortly, on May 21, 2009.

•

Dr. Denner and Professor Mulligan are both highly qualified, independent directors who have significant experience in the biotechnology space. They have a demonstrated record of success in building significant stockholder value at other companies and they will bring a fresh perspective to the Board.

•

Dr. Denner and Professor Mulligan were recommended to the Board by Carl C. Icahn, one of the Company’s major stockholders. Dr. Denner serves as Managing Director of various entities affiliated with Mr. Icahn.

• These two new, independent directors will join the Company’s already highly independent Board, which, with the sole exception of Mr. Buchalter, is composed entirely of outside, independent directors.

4.	The DellaCamera Group has proposed no successor to Mr. Buchalter. A qualified replacement Chief Executive Officer may be difficult to attract.

• The DellaCamera Group has not identified a successor to Mr. Buchalter if he were to be removed as the Company’s Chief Executive Officer and President.

•

Removing Mr. Buchalter would leave the Company without its senior executive officer. It is likely that 2009 will be a critical year in the implementation of the Company’s long-range strategic plan and in its research and development activities. The Board believes that the Company will be at a significant operational and competitive disadvantage if it is forced to operate without its senior executive officer for any length of time.

•

If the DellaCamera Proposals are adopted, any future Chief Executive Officer and/or President would be forced to serve under the constant threat of removal by stockholders. The Board seriously doubts its ability to attract a qualified, experienced candidate to be the Company’s senior executive officer when this individual could not be assured of any meaningful job security—even if the Board fully supported the work he or she was doing.

	•	If adopted, the DellaCamera Proposals may also lead to the loss of key employees as a result of the significant uncertainty that would surround the Company, its leadership team and the Board.

5.

The removal of Mr. Buchalter as the Company’s Chief Executive Officer and President by stockholders would violate the terms of Mr. Buchalter’s employment agreement and entitle him to severance payments and benefits.

•

Adoption of the DellaCamera Proposals would result in Mr. Buchalter’s termination as the Company’s Chief Executive Officer and President by stockholders without cause, and as a result Mr. Buchalter would be entitled to severance payments and benefits. These benefits are more fully described in the section captioned “Buchalter Employment Agreement.”

•

These payments would represent an unnecessary expense at a critical time for the Company. The Board believes that removing Mr. Buchalter from his executive positions and paying his severance payments and benefits at this time is the wrong strategy to build long-term stockholder value.

•

Adoption of the DellaCamera Proposals would also constitute a breach of the terms of Mr. Buchalter’s employment agreement, which states that Mr. Buchalter may be terminated without cause only by the Board upon 30 days’ prior written notice. As a result, the Company would be exposed to a breach of contract claim by Mr. Buchalter and the Company and may ultimately be subject to liability in the event that he is successful in any breach of contract claim that he may bring.

          FOR THE FOREGOING REASONS, THE BOARD STRONGLY BELIEVES THAT THE DELLACAMERA CONSENT SOLICITATION IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

          THE BOARD URGES STOCKHOLDERS TO REJECT THE DELLACAMERA CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

          PLEASE DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

BACKGROUND OF THE DELLACAMERA CONSENT SOLICITATION

          On January 11, 2008, the DellaCamera Group delivered a notice to the Company nominating three candidates to stand for election to the Board at the Company’s 2008 annual meeting of stockholders.

          On February 11, 2008, the Company and the DellaCamera Group entered into a letter agreement pursuant to which the Company agreed that on or before May 31, 2008, it would increase the size of the Board by one and add a new independent director selected by the Company to fill the newly created directorship, and the DellaCamera Group agreed to withdraw its nomination of three candidates to stand for election to the Board.

          On May 22, 2008, the Board voted to increase the size of the Board from seven to eight directors and appointed Dr. John Geltosky as a director to fill the newly-created vacancy. Dr. Geltosky was appointed as a Class I director, with a term expiring at the 2009 Annual Meeting. Although Dr. Geltosky had been one of the three candidates nominated by the DellaCamera Group in January 2008, the Company was not required to consider any of such candidates for appointment to the Board and the decision to appoint Dr. Geltosky as a director was made by the Board in its sole discretion.

          On January 7, 2009, the DellaCamera Group delivered a notice to the Company nominating two candidates to stand for election to the Board at the 2009 Annual Meeting. In its notice, the DellaCamera Group stated that it had not yet decided whether to conduct a proxy solicitation at the 2009 Annual Meeting in support of the election of its nominees, but reserved the right to do so.

          On January 28, 2009, the DellaCamera Group delivered an additional notice to the Company stating its intention to submit a non-binding proposal (the “DellaCamera Stockholder Proposal”) recommending and requesting that the Board promptly appoint a special committee comprised solely of independent directors, with at least one member of the committee being a director elected at the 2009 Annual Meeting, to evaluate strategic and financial alternatives to enhance stockholder value, and that the committee avail itself of independent legal and investment banking advisors not previously engaged by the Company, as the committee determines in its sole discretion.

          On January 29, 2009, the Company announced that Dr. Denner and Professor Mulligan had been nominated by the Board for election at the 2009 Annual Meeting.

          On February 10, 2009, the DellaCamera Group issued a press release disclosing a letter to the Board dated February 9, 2009. In this letter, the DellaCamera Group stated that it was encouraged by the Board’s nominations of Dr. Denner and Professor Mulligan. Subsequent to this letter, the Company received no further communication from the DellaCamera Group regarding its nominees to the Board or the DellaCamera Stockholder Proposal.

          On February 27, 2009, the DellaCamera Group purported to make a demand under Section 220 of the DGCL for certain of the Company’s books and records. On March 6, 2009, the Company’s counsel advised the DellaCamera Group’s counsel that the Company declined to provide such books and records at that time.

          On April 13, 2009, the Company filed its definitive proxy statement for the 2009 Annual Meeting.

          On April 22, 2009, the DellaCamera Group filed a preliminary consent solicitation with respect to the DellaCamera Proposals.

          On April 28, 2009, the Company filed a complaint seeking declaratory relief that the DellaCamera Proposals are unlawful and invalid under Delaware law.

          On May 4, 2009, the Court denied the Company’s motion for expedited proceedings in the lawsuit subject to the parties entering into a stipulation pursuant to which the DellaCamera Group agrees that if any of the DellaCamera Proposals are approved by stockholders, the proposal will have no effect until its validity is determined by the Court.

          On May 7, 2009, the DellaCamera Group entered into such a stipulation.

          On [●], 2009, the DellaCamera Group sent a notice to the Company requesting that the Board set a record date for the DellaCamera Consent Solicitation. On [●], 2009, the Board set a record date of [●], 2009.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION SOLICITATION

Q:	Who is making this solicitation?

A:	Your Board of Directors.

Q:	What are you asking me to do?

A:

You are being asked to revoke any consent that you may have previously delivered in favor of the DellaCamera Proposals described in the DellaCamera Consent Statement and, by doing so, to preserve the Board’s ability to act in the best interests of the Company and its stockholders.

Q:	If I have already delivered a blue consent card to the DellaCamera Group, is it too late for me to change my mind?

A:

No. Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Delaware law and the Company’s organizational documents, no consents will be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a WHITE consent revocation card as discussed in the following question.

Q:	What is the effect of delivering a WHITE consent revocation card?

A:

By marking the “YES, REVOKE MY CONSENT” boxes on the enclosed WHITE consent revocation card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the DellaCamera Group. Even if you have not submitted a blue consent card, you may submit a consent revocation as described in the previous sentence. Although submitting a WHITE consent revocation card will not have any legal effect if you have not previously submitted a blue consent card, it will help the Company keep track of the progress of the consent process. The Board urges you to submit a WHITE consent revocation card today.

Q:	What should I do to revoke my consent?

A:

Mark the “YES, REVOKE MY CONSENT” boxes next to each proposal listed on the WHITE consent revocation card. Then, sign, date and return the enclosed WHITE consent revocation card in the postage-paid envelope provided today. Any WHITE consent revocation card mailed to the DellaCamera Group will also effectively revoke your consent. However, to ensure that your WHITE consent revocation card is properly counted, the Company requests that you send such card directly to D.F. King & Co., Inc. (“D.F. King”), the firm assisting the Company in the solicitation of consent revocations, and, to the extent sent to the DellaCamera Group, provide D.F. King with a copy of any WHITE consent revocation card submitted directly to the DellaCamera Group. It is important that you date the WHITE consent revocation card when you sign it.

Q:	What happens if I do nothing?

A:

If you do not return any blue consent cards sent to you by the DellaCamera Group and you do not return the enclosed WHITE consent revocation card, you will effectively be voting AGAINST the DellaCamera Proposals.

Q:	What happens if all of the DellaCamera Proposals pass?

A:

Subject to the outcome of litigation relating to the legality of the DellaCamera Proposals (see “Certain Legal Proceedings”), if unrevoked consents representing a majority of the shares of outstanding Common Stock as of the Record Date are delivered to the Company within 60 days after the date of the earliest dated consent delivered, the following will occur:

•	the Bylaws of the Company will be amended to permit the Company’s stockholders to remove the Company’s Chief Executive Officer and/or President from such office(s);

•

Jeffrey H. Buchalter will be removed without cause as the Company’s Chief Executive Officer and President, triggering certain contractual payments by the Company to Mr. Buchalter as a result of such removal (see the section captioned “Buchalter Employment Agreement” for further information about these payments); Mr. Buchalter will remain a director and Chairman of the Board;

•	the Bylaws will be amended to require the unanimous vote of all directors in order for the Board to amend the Bylaw amendments enacted pursuant to the DellaCamera Proposals;

•

the Company will need to find one or more replacements to serve as the Chief Executive Officer and President, a process that could take several months or longer (particularly in light of the expected difficulty in attracting qualified candidates due to the effect of the DellaCamera Proposals) and would be a significant distraction for the Company at this critical juncture; and

•

the Company will be acting in violation of the terms of Mr. Buchalter’s employment agreement, which states that Mr. Buchalter may be terminated without cause only by the Board upon 30 days’ prior written notice, exposing the Company to liability for a breach of contract claim.

Q:	What if only some of the DellaCamera Proposals pass?

A:

According to the DellaCamera Consent Statement, the effectiveness of Proposal 2 and Proposal 3 is conditioned upon the approval of Proposal 1. If Proposal 2 and Proposal 3 are approved but Proposal 1 is not, no action will be taken. If Proposal 1 and either of Proposal 2 or Proposal 3 are approved, then only the specifically approved actions will be taken.

Q:	What is the Board’s position with respect to the DellaCamera Proposals?

A:

The Board has unanimously determined that the DellaCamera Proposals are not in the best interests of the Company and its stockholders and recommends that stockholders reject the proposals. The Board’s reasons for this recommendation are set forth in the section captioned “Reasons to Reject the DellaCamera Consent Solicitation.”

Q:	What does the Board recommend?

A:

The Board strongly believes that the DellaCamera Consent Solicitation is not in the best interests of the Company’s stockholders. The Board unanimously opposes the solicitation and urges stockholders to reject the solicitation and revoke any consent previously submitted.

Q:	Who is entitled to consent, withhold consent or revoke a previously given consent with respect to the DellaCamera Proposals?

A:

Only the stockholders of record of Common Stock as of the Record Date are entitled to consent, withhold consent or revoke a previously given consent with respect to the DellaCamera Proposals. The Board has set a record date of [●], 2009.

Q:	If I submit a WHITE consent revocation card revoking my consent, can I subsequently revoke my consent revocation?

A:

If you change your mind after submitting a consent revocation on the enclosed WHITE consent revocation card, you can submit a later dated consent to the DellaCamera Group thereafter so long as such consent is submitted during the solicitation period. Delivery of a later dated consent to the DellaCamera Group would have the effect of revoking the earlier dated consent revocation delivered to the Company.

Q:	Who should I call if I have questions about the solicitation?

A:	Please call D.F. King, the firm assisting the Company in the solicitation of consent revocations, at (800) 967-4604 (banks and brokerage firms call collect: (212) 269-5550).

IMPORTANT

1.

Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE consent revocation card in the postage-paid envelope provided today. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU REJECT EACH OF THE DELLACAMERA PROPOSALS.

2.	Please vote each WHITE consent revocation card you receive since each account must be voted separately.

3.

The Board urges you NOT to sign any blue consent cards sent to you by the DellaCamera Group. If you have not signed a blue consent card, you can show your support for the Board by signing, dating and mailing the enclosed WHITE consent revocation card in the postage-paid envelope provided today.

4.

Even if you have sent a blue consent card to the DellaCamera Group, you have every right to change your mind and revoke your consent. You may revoke your consent and vote as recommended by the Board by signing, dating and mailing the enclosed WHITE consent revocation card in the postage-paid envelope provided.

5.

If your shares are held in the name of a bank, broker or other nominee, please either sign, date and mail the enclosed WHITE consent revocation card or contact the person responsible for your account and instruct such person to submit a WHITE consent revocation card on your behalf today.

If you have any questions about giving your consent revocation or require assistance, please contact the firm assisting the Company in the solicitation of consent revocations:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Call Toll Free: (800) 967-4604
Banks and Brokerage Firms Call Collect: (212) 269-5550
enzoninfo@dfking.com

PLEASE RETURN YOUR WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID
ENVELOPE PROVIDED. IN ADDITION, YOU MAY ALSO FAX BOTH SIDES OF YOUR WHITE
CONSENT REVOCATION CARD TO D.F. KING AT (212) 809-8838.

THE CONSENT PROCEDURE

Voting Securities and Record Date

          In accordance with Delaware law and the Company’s organizational documents, the Board has set [●], 2009 as the record date for the determination of stockholders who are entitled to execute, withhold or revoke consents relating to the DellaCamera Proposals. As of the Record Date, there were [●] shares of Common Stock outstanding, each entitled to one vote (or consent) per share.

          Only holders of record of Common Stock as of the Record Date are eligible to execute, withhold or revoke consents in connection with the DellaCamera Proposals. Persons beneficially owning shares of Common Stock (but not holders of record), such as persons whose ownership of Common Stock is through a broker, bank or other financial institution, should either sign, date and mail the enclosed WHITE consent revocation card or contact such broker, bank or financial institution and instruct such person to execute the WHITE consent revocation card on their behalf.

Effectiveness of Consents

          Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s Amended and Restated Certificate of Incorporation does not prohibit stockholder action by written consent. Subject to the outcome of litigation relating to the legality of the DellaCamera Proposals (see “Certain Legal Proceedings”), under Section 228 of the DGCL, the DellaCamera Proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Common Stock outstanding as of the Record Date are delivered to the Company within 60 days after the date of the earliest dated consent delivered to the Company. The Company will announce the expiration of the consent solicitation period by issuing a press release.

          Because the DellaCamera Proposals could become effective before the expiration of the 60-day period, the Board urges you to act promptly to return the WHITE consent revocation card.

Effect of WHITE Consent Revocation Card

          A stockholder may revoke any previously signed consent by signing, dating and returning a WHITE consent revocation card. Consents may also be revoked by delivery of a written revocation of your previously given consent to the DellaCamera Group. Stockholders are urged, however, to deliver all consent revocations to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Fax No. (212) 809-8838). The Company requests that if a revocation is instead delivered to the DellaCamera Group, a copy of the revocation also be delivered to the Company, c/o D.F. King, at the address or fax number set forth above, so that the Company will be aware of all revocations. If you return your WHITE consent revocation card by fax, please be sure to fax both sides.

          Unless you specify otherwise, by signing, dating and delivering a WHITE consent revocation card, you will be deemed to have revoked consent to all of the DellaCamera Proposals.

          Any consent revocation may itself be revoked by signing, dating and delivering a written revocation of your consent revocation card to the Company or to the DellaCamera Group or by delivering to the DellaCamera Group a subsequently dated blue consent card that the DellaCamera Group sent to you.

          If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank, nominee or other similar “street name” holder, you are not entitled to vote such shares directly. Only the stock brokerage firm, bank, nominee or other “street name” holder may grant or revoke consent for the shares of Common Stock held in your name. Accordingly, you should either sign, date and mail the enclosed WHITE consent revocation card in the postage-paid envelope provided or contact such stock brokerage firm, bank, nominee or other “street name” holder and instruct such person to execute the WHITE consent revocation card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company, c/o D.F. King, at the address or fax number set forth above, so that the Company will be aware of your instructions and can attempt to ensure that such instructions are followed.

          If you hold your shares of Common Stock in more than one account, you will receive a WHITE consent revocation card for each account. To ensure that you revoke all consents that you may have previously given, please sign, date and return the WHITE consent revocation card for each account.

          YOU HAVE THE RIGHT TO REVOKE ANY CONSENT THAT YOU MAY HAVE PREVIOUSLY GIVEN TO THE DELLACAMERA GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN THE WHITE CONSENT REVOCATION CARD ACCOMPANYING THIS CONSENT REVOCATION STATEMENT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE WHITE CONSENT REVOCATION CARD WITH RESPECT TO ONE OR MORE OF THE DELLACAMERA PROPOSALS, THE WHITE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION TO REVOKE ANY CONSENTS WITH RESPECT TO THE DELLACAMERA PROPOSALS.

          The Company has retained D.F. King to assist it in communicating with stockholders in connection with the DellaCamera Consent Solicitation and to assist in the Company’s efforts to obtain consent revocations. If you have any questions about how to complete or submit your WHITE consent revocation card or any other questions, representatives of D.F. King will be pleased to assist you. You may call D.F. King toll-free at (800) 967-4604 (banks and brokerage firms call collect: (212) 269-5550).

          You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any blue consent cards. Instead, reject the consent solicitation efforts of the DellaCamera Group by promptly signing, dating and mailing the enclosed WHITE consent revocation card to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Fax No. (212) 809-8838). If you return your WHITE consent revocation card by fax, please be sure to fax both sides. Please be aware that if you sign a blue consent card but do not check any of the boxes on the card, you will be deemed to have consented to all of the DellaCamera Proposals.

Results of This Consent Revocation Solicitation

          The Company will retain an independent inspector of elections in connection with the DellaCamera Group’s solicitation. The Company intends to notify stockholders of the results of the consent solicitation by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.

SOLICITATION OF CONSENT REVOCATIONS

Cost and Method

          The cost of the solicitation of consent revocations will be borne by the Company. In addition to solicitation by mail, directors, executive officers and other employees of the Company may, without additional compensation, solicit revocations by e-mail, fax, over the Internet, in person, by telephone or through other forms of electronic communication.

          The Company has retained D.F. King as consent revocation solicitors at an estimated fee of up to $100,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of consent revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock. In addition, D.F. King and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

BUCHALTER EMPLOYMENT AGREEMENT

          In December 2004, the Company entered into an employment agreement with Jeffrey H. Buchalter, the Chairman of the Board, pursuant to which Mr. Buchalter serves as the Company’s Chairman, President and Chief Executive Officer. The following description reflects the terms of Mr. Buchalter’s employment agreement as amended through the date of this Consent Revocation Statement. The initial term of the employment agreement will expire no earlier than December 31, 2009 or such date that is twelve months after either party gives notice to the other that such party does not wish for the agreement to continue beyond such date.

          The agreement, as amended, provides for a base salary, which is currently $855,000 per year, subject to increase, and that Mr. Buchalter will be eligible to receive an annual performance-based cash bonus in an amount between zero and 200% of his base salary, based on individual and/or corporate factors to be established and determined by the Board each year (which factors are further described in the Company’s proxy statement for the 2009 Annual Meeting). The annual target bonus required by Mr. Buchalter’s employment agreement is currently equal to 100% of his base salary.

          In the event that Mr. Buchalter’s employment is terminated without cause (as defined in Mr. Buchalter’s employment agreement) or for good reason (as defined in Mr. Buchalter’s employment agreement), Mr. Buchalter will be entitled to receive: (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination, (ii) a lump sum cash payment equal to four times his annual base salary, and (iii) a pro rata portion of his target bonus for the period worked during the fiscal year in which the termination occurs. In addition, Mr. Buchalter will be entitled to reimbursement for any health benefits and life and disability insurance coverage available to him and his family members for a period of up to four years commencing on the date of termination, all equity awards granted to Mr. Buchalter that have not vested at the time of termination will vest immediately upon termination, and Mr. Buchalter will continue to be entitled to any deferred compensation and any other unpaid amounts and benefits earned and vested prior to or as a result of his termination.

          In the event of a change of control (as defined in Mr. Buchalter’s employment agreement) and the termination of Mr. Buchalter’s employment without cause or for good reason within the period commencing 90 days before such change of control and ending two years after the change of control, Mr. Buchalter will be entitled to receive: (i) a cash payment equal to any unpaid base salary through the date of termination, (ii) any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination, (iii) a lump sum cash payment equal to three times the sum of his annual base salary and target annual cash bonus, and (iv) a pro rata portion of his target bonus for the period worked during the fiscal year in which the termination occurs. In addition, Mr. Buchalter will be entitled to reimbursement for any health benefits and life and disability insurance coverage available to him and his family members for a period of up to six years commencing on the date of termination, and Mr. Buchalter will continue to be entitled to any deferred compensation and any other unpaid amounts and benefits earned and vested prior to or as a result of his termination. Further, upon a change of control all equity awards granted to Mr. Buchalter that have not vested immediately prior to the effective date of the change of control will vest at such time.

          If any payments or compensation received by Mr. Buchalter in connection with a change of control are subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Buchalter will be entitled to receive additional payments to make him whole with respect to such excise taxes.

          Mr. Buchalter’s employment agreement requires him to maintain the confidentiality of proprietary information during the term of his agreement and thereafter. Mr. Buchalter is subject to a non-competition covenant during the term of his employment agreement and for two years after his employment is terminated (one year if the termination occurs pursuant to a notice of nonrenewal).

          As of December 31, 2008, in the absence of a change in control, the total severance payments that would have been due to Mr. Buchalter if his employment agreement had been terminated without cause or for good reason would have been $4,587,495, and 757,826 stock options, 230,000 shares of restricted stock and 348,767 restricted stock units having a value of $0, $1,340,900 and $2,033,312, respectively, would have become vested.

CERTAIN LEGAL PROCEEDINGS

          On April 28, 2009, the Company filed a complaint in the Delaware Court of Chancery seeking to enjoin the DellaCamera Group from soliciting consents in support of the DellaCamera Proposals. The lawsuit also seeks a declaration that the DellaCamera Proposals are unlawful and invalid under Delaware law. Among other things, the complaint alleges that the DellaCamera Proposals would violate Delaware law by undermining the authority of the Board to appoint and remove corporate officers and manage the business and affairs of the Company. The complaint also alleges that the DellaCamera Proposals impair vested rights of Mr. Buchalter in violation of his employment agreement with the Company.

          On May 4, 2009, the Court denied the Company’s motion for expedited proceedings in the lawsuit subject to the parties entering into a stipulation pursuant to which the DellaCamera Group agrees that if any of the DellaCamera Proposals are approved by stockholders, the proposal will have no effect until its validity is determined by the Court.

          On May 7, 2009, the DellaCamera Group entered into such a stipulation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Except as otherwise noted, the following table sets forth certain information as of April 6, 2009 concerning stock ownership of all persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each nominee for director, each executive officer and all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner or Identity of Group(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Voting Stock Outstanding(3)

Jeffrey H. Buchalter	3,480,557	(4)	7.21

Dr. Goran A. Ando	111,941	(5)		*

Rolf A. Classon	136,636	(6)		*

Dr. Alexander J. Denner	—		—

Dr. John Geltosky	10,425	(7)		*

Robert LeBuhn	187,835	(8)		*

Victor P. Micati	111,941	(9)		*

Richard C. Mulligan	—		—

Phillip M. Renfro	71,784	(10)		*

Robert C. Salisbury	95,973	(11)		*

Paul S. Davit	447,516	(12)		*

Ralph del Campo	661,146	(13)	1.44

Dr. Ivan D. Horak	643,382	(14)	1.40

Craig A. Tooman	701,251	(15)	1.53

Group comprised of Iridian Asset Management LLC, The Governor and Company of the Bank of Ireland, BIAM Holdings, BancIreland (US) Holdings, Inc. and BIAM (US) Inc., 276 Post Road West, Westport, CT 06880-4704.	8,248,435	(16)	18.21

Group comprised of Highbridge International LLC, Highbridge Convertible Opportunities Master Fund, L.P., Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca, c/o Harmonic Fund Services, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies (for Highbridge International LLC); Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands, British West Indies (for Highbridge Convertible Opportunities Master Fund, L.P.); 9 West 57th Street, 27th Floor, New York, NY 10019 (for Highbridge Capital Management, LLC and Messrs. Dubin and Swieca).

	4,492,144	(17)	9.02

Group comprised of DellaCamera Capital Master Fund, Ltd., DellaCamera Capital Fund, Ltd., DellaCamera Capital Management, LLC, Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato, 461 Fifth Avenue, 10th Floor, New York, NY 10017.	3,757,504	(18)	8.20

Group comprised of Carl C. Icahn and affiliated entities, 767 Fifth Avenue, 47th Floor, New York, NY 10153.	3,521,075	(19)	7.77

Group comprised of Renaissance Technologies LLC and James H. Simons, 800 Third Avenue, New York, NY 10022.	3,387,784	(20)	7.48

Group comprised of Barclays Global Investors, NA and Barclays Global Fund Advisors, 400 Howard Street, San Francisco, CA 94105.	3,073,885	(21)	6.79

Group comprised of Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America, NA, Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation, Banc of America Securities LLC, and Banc of America Investment Advisors, Inc., 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.	2,773,528	(22)	6.12

Group comprised of Citigroup Global Markets Inc., Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc., and Citigroup Inc., 388 Greenwich Street, New York, NY 10013 (for Citigroup Global Markets Inc., Citigroup Financial Products Inc., and Citigroup Global Markets Holdings Inc.); 399 Park Avenue, New York, NY 10043 (for Citigroup Inc.).	2,771,422	(23)	6.12

Group comprised of Deutsche Bank AG, Deutsch Bank AG, London Branch, and Deutsche Bank Securities, Inc., Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.	2,764,648	(24)	6.10

OppenheimerFunds, Inc., Two World Financial Center, 225 Liberty Street, New York, NY 10281.	2,734,574	(25)	6.04

UBS AG (for the benefit and on behalf of UBS Investment Bank, Wealth Management USA, and Global Wealth Management and Business Banking business groups of UBS AG), Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.	2,605,121	(26)	5.75

All Executive Officers and Directors as a group (14 persons)	6,660,387	(27)	13.11

* Less than one percent

(1)	The address of all current executive officers and directors listed above is in the care of the Company.

(2)

All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the beneficial owner has sole voting and dispositive power, subject to community property laws where applicable. A person’s beneficial ownership includes unvested shares of restricted Common Stock.

(3)

Based on 45,292,050 shares of Common Stock which were issued and outstanding as of April 6, 2009. Each share of Common Stock is entitled to one vote. The percentage of voting stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of April 6, 2009 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of April 6, 2009 plus (B) the number of shares of Common Stock issuable upon exercise of options held by such stockholder and which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009 plus (C) restricted stock units held by such stockholder which vest within 60 days after April 6, 2009.

(4)	Includes 2,992,237 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(5)	Includes 86,227 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(6)	Includes 106,227 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(7)	Includes 7,644 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(8)	Includes 96,227 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(9)	Includes 86,227 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(10)	Includes 56,227 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(11)	Includes 71,227 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(12)

Includes (i) 374,400 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009, and (ii) 4,500 restricted stock units which shall vest within 60 days after April 6, 2009.

(13)

Includes (i) 525,375 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009, and (ii) 4,500 restricted stock units which shall vest within 60 days after April 6, 2009.

(14)	Includes 527,700 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009.

(15)

Includes (i) 582,150 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009, and (ii) 4,500 restricted stock units which shall vest within 60 days after April 6, 2009.

(16)

Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 4, 2009. Iridian Asset Management LLC (“Iridian”) has direct beneficial ownership of the shares of Common Stock in the accounts for which it serves as the investment advisor under its investment management agreements. Iridian has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 8,248,435 shares of Common Stock. Iridian, The Governor and Company of the Bank of Ireland (“Bank of Ireland”), BIAM Holdings (“Holdings”), BancIreland (US) Holdings, Inc. (“BancIreland”) and BIAM (US) Inc. (“BIAM”) each reported shared voting and dispositive power with respect to all 8,248,435 shares. BIAM, as the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian. BancIreland, as the sole shareholder of BIAM, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BIAM. Holdings, as the sole shareholder of BancIreland, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BancIreland. Bank of Ireland, as the sole shareholder of Holdings, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Holdings.

(17)

Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 12, 2009. Includes (i) 4.0% Convertible Senior Notes due 2013 convertible into 3,968,584 shares of Common Stock issuable to Highbridge International LLC and (ii) 4.0% Convertible Senior Notes due 2013 convertible into 523,560 shares of Common Stock issued to Highbridge Convertible Opportunities Master Fund, L.P. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and Highbridge Convertible Opportunities Master Fund L.P. Glenn Dubin is the Chief Executive Officer of Highbridge Capital Management, LLC. Henry Swieca is the Chief Investment Officer of Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of shares of Common Stock owned by Highbridge International LLC and Highbridge Convertible Opportunities Master Fund, L.P.

(18)

Information concerning stock ownership was obtained from Amendment No. 13 to the Schedule 13D filed with the SEC on April 22, 2009, by DellaCamera Capital Master Fund, Ltd., DellaCamera Capital Fund, Ltd., DellaCamera Capital Management, LLC, Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato. The 3,757,504 shares of Common Stock beneficially owned are comprised of: (a) 3,233,944 shares of Common Stock and (b) 4% Convertible Senior Notes due 2013 convertible into 523,560 shares of Common Stock. The foregoing entities and individuals reported shared voting and dispositive power with respect to all 3,757,504 shares.

(19)

Information concerning stock ownership was obtained from Amendment No. 1 to the Schedule 13D filed with the SEC on January 29, 2009 by Carl C. Icahn and various entities affiliated with him. Mr. Icahn and entities affiliated with him have reported sole voting and dispositive power over all 3,521,075 shares of Common Stock. In addition, Mr. Icahn and entities affiliated with him have reported a long economic exposure to an aggregate of 3,093,032 shares of Common Stock through derivative agreements.

(20)

Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 13, 2009. Includes shares beneficially held by Renaissance Technologies LLC (“Renaissance”) and James H. Simons, the control person of Renaissance. Renaissance and Dr. Simons have each reported sole voting and dispositive power with respect to all 3,387,784 shares of Common Stock. Certain funds and accounts managed by Renaissance have the right to receive dividends and proceeds from the sale of the shares filed on the Schedule 13G. RIEF Trading LLC holds of record more than 5% of such shares.

(21)

Information concerning stock ownership was obtained from the Schedule 13G filed with the SEC on February 5, 2009. Barclays Global Investors, NA reported sole voting power with respect to 1,205,728 shares of Common Stock and sole dispositive power with respect to 1,394,985 shares. Barclays Global Fund Advisors reported sole voting and dispositive power with respect to 1,678,900 shares of Common Stock. The shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(22)

Information concerning stock ownership obtained from the Schedule 13G filed with the SEC on February 12, 2009. Bank of America Corporation and NB Holdings Corporation each reported shared voting power with respect to 2,773,528 shares of Common Stock and shared dispositive power with respect to 2,773,464 shares of Common Stock. BAC North America Holding Company and BANA Holding Corporation each reported shared voting and dispositive power with respect to 62,183 shares of Common Stock. Bank of America, NA reported sole voting power with respect to 58,164 shares of Common Stock, shared voting power with respect to 4,019 shares of Common Stock, sole dispositive power with respect to 58,120 shares of Common Stock and shared dispositive power with respect to 3,999 shares of Common Stock. Columbia Management Group, LLC reported shared voting and dispositive power with respect to 3,955 shares of Common Stock. Columbia Management Advisors, LLC reported sole voting and dispositive power with respect to 3,955 shares of Common Stock. Banc of America Securities Holdings Corporation reported shared voting and dispositive power with respect to 2,711,345 shares of Common Stock. Banc of America Securities LLC reported sole voting and dispositive power with respect to 2,711,345 shares of Common Stock. Banc of America Investment Advisors, Inc. reported shared voting power with respect to 64 shares of Common Stock.

(23)

Information concerning stock ownership was obtained from the Schedule 13G filed with the SEC on February 11, 2009. Citigroup Global Markets Inc. reported shared voting and dispositive power with respect to 2,769,845 shares of Common Stock. Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. each reported shared voting and dispositive power with respect to 2,769,860 shares of Common Stock. Citigroup Inc. reported shared voting and dispositive power with respect to 2,771,422 shares of Common Stock.

(24)

Information concerning stock ownership was obtained from the Schedule 13G filed with the SEC on February 6, 2009. Deutsche Bank AG reported sole voting and dispositive power with respect to 2,764,648 shares of Common Stock. Deutsche Bank AG, London Branch reported sole voting and dispositive power with respect to 1,873,995 shares of Common Stock. Deutsche Bank Securities, Inc. reported sole voting and dispositive power with respect to 890,653 shares of Common stock.

(25)

Information concerning stock ownership obtained from Amendment No. 1 to the Schedule 13G filed with the SEC on January 26, 2009. OppenheimerFunds, Inc. reported shared voting and dispositive power with respect to all 2,734,574 shares of Common Stock.

(26)

Information concerning stock ownership was obtained from the Schedule 13G filed with the SEC on February 13, 2009. UBS AG and certain of its subsidiaries reported sole voting and dispositive power with respect to all 2,605,121 shares of Common Stock.

(27)

Includes 5,511,868 shares subject to options which were exercisable as of April 6, 2009 or which will become exercisable within 60 days after April 6, 2009 and 16,281 restricted stock units which shall vest within 60 days after April 6, 2009.

STOCKHOLDER PROPOSALS

          Stockholder proposals intended for inclusion in the Company’s proxy statement for the Company’s 2010 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Enzon Pharmaceuticals, Inc., at 685 Route 202/206, Bridgewater, New Jersey 08807, and must be received by December 14, 2009. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by January 29, 2010. The Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the Bylaws not later than January 29, 2010 and not earlier than December 22, 2009.

WHERE YOU CAN FIND MORE INFORMATION

          The Company is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-(800)-SEC-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain free copies of the documents filed by the Company with the SEC by going to the “Investors” section of the Company’s website at http://www.enzon.com. The information provided on the Company’s website is not part of this Consent Revocation Statement and therefore is not incorporated by reference.

By Order of the Board of Directors,

Paul S. Davit
Corporate Secretary

IMPORTANT INFORMATION REGARDING CONSENT REVOCATION

          The Board urges you NOT to return any blue consent cards solicited from you by the DellaCamera Group. If you have previously returned a blue consent card, you have every right to revoke your consent. Simply sign, date and mail the enclosed WHITE consent revocation card in the postage-paid envelope provided, whether or not you previously returned a blue consent card.

          For additional information or assistance, please contact the firm assisting the Company in the solicitation of consent revocations:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Call Toll Free: (800) 967-4604
Banks and Brokerage Firms Call Collect: (212) 269-5550
enzoninfo@dfking.com

PRELIMINARY CONSENT REVOCATION CARD—SUBJECT TO COMPLETION

CONSENT REVOCATION CARD—WHITE

CONSENT REVOCATION
SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
ENZON PHARMACEUTICALS, INC.

          The undersigned, a holder of shares of common stock, par value $0.01 per share (“Common Stock”), of Enzon Pharmaceuticals, Inc. (the “Company”), acting with respect to all shares of Common Stock held by the undersigned at the close of business on [●], 2009 hereby acts as follows concerning the proposals by DellaCamera Capital Master Fund, Ltd., DellaCamera Capital Fund, Ltd., DellaCamera Capital Management, LLC, Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato (collectively, the “DellaCamera Group”) set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY URGES
YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES IN ALL PROPOSALS BELOW.

          Please mark your selection as indicated in this example: ☒

PROPOSAL 1:

Proposal made by the DellaCamera Group to amend Article V, Section 5.2 of the Amended and Restated Bylaws of the Company, as amended from time to time (the “Bylaws”), to permit the Company’s stockholders to remove the Company’s Chief Executive Officer and/or President from such office(s) and any other officer’s positions he or she holds by the approval of the holders of a majority of all shares of Common Stock of the Company then outstanding.

	☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT

PROPOSAL 2:

Proposal made by the DellaCamera Group, upon the effectiveness of Proposal 1, to remove Jeffrey H. Buchalter as Chief Executive Officer and President and from any and all officer’s positions he holds with the Company.

	☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT

PROPOSAL 3:

Proposal made by the DellaCamera Group, upon the effectiveness of Proposal 1, to amend Article XIII of the Bylaws to require the unanimous vote of all directors in order for the Board of Directors of the Company to amend Section 5.2 of the Bylaws or to amend the amendment to Article XIII.

	☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK EACH OF THE “YES, REVOKE MY CONSENT” BOXES ABOVE.

UNLESS OTHERWISE INDICATED ABOVE, THIS WHITE CONSENT REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING, DATING AND DELIVERING THIS WHITE CONSENT REVOCATION CARD, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE DATED. PLEASE SIGN, DATE AND MAIL THIS CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated:	, 2009

Print Name:

Signature (Title, if any):

Signature (if held jointly):

Title or Authority:

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give the title of the officer signing.

PLEASE SIGN, DATE AND RETURN THIS WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TODAY.